UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 28, 2026, Ryman Hospitality Properties, Inc. (the “Company”), entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) which amends that certain Credit Agreement dated as of May 18, 2023 (the “Credit Agreement”) among the Company, as a guarantor, its subsidiary RHP Hotel Properties, LP (the “Borrower”), as borrower, certain other subsidiaries of the Company party thereto, as guarantors, certain subsidiaries of the Company party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

The Credit Agreement was amended to, among other things, (i) increase the Revolving Loan (as defined in the Credit Agreement) to $850,000,000.00, (ii) remove the SOFR Adjustment (as defined in the Credit Agreement), and (iii) modify certain financial covenants applicable solely to the Revolving Credit Facility (as defined in the Credit Agreement).

As modified by the Amendment, the material financial covenants, ratios or tests applicable to the Revolving Credit Facility are as follows:

•	Consolidated net leverage ratio of not greater than 7.25x.

•	Consolidated fixed charge coverage ratio of not less than 1.50x.

•	Consolidated secured indebtedness must not be greater than 45% of consolidated total asset value.

•	Consolidated secured recourse indebtedness must not be greater than 10% of consolidated total asset value.

•	Unencumbered leverage ratio must not be greater than 60% (with the ability to surge to 65% in connection with a material acquisition).

•	Unencumbered adjusted net operating income (NOI) to unsecured interest expense ratio of not less than 2.0x.

In addition, the Amendment extended the initial maturity date of the Revolving Credit Facility to January 2030, with the option to extend the maturity date for a maximum of one additional year through either (i) a single 12-month extension option or (ii) two individual 6-month extensions.

Certain lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business of the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On January 28, 2026, the Company issued a press release announcing the Amendment. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1*	Amendment No. 1 to Credit Agreement, dated as of May 18, 2023, among Ryman Hospitality Properties, Inc., as guarantor, RHP Hotel Properties, LP, as borrower, certain other subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as guarantors, certain subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release of Ryman Hospitality Properties, Inc. dated January 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: January 28, 2026	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary